EXHIBIT 5.1

                         LeBOEUF, LAMB, GREENE & MacRAE
                                     L.L.P.
      A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                              125 West 55th Street
                            New York, NY 10019-5389
                                 (212) 424-8000
                           Facsimile: (212) 424-8500


                                             November 30, 2001


The Allstate Corporation
2775 Sanders Road
Northbrook, Illinois  60062

         Re:      The Allstate Corporation
                  5.375% Senior Notes due 2006

Ladies and Gentlemen:

     We have acted as special counsel for The Allstate Corporation, a Delaware corporation (the "Company"), in connection with the issuance and sale by the Company of an aggregate of $550,000,000 principal amount of the Company's 5.375% Senior Notes due 2006 (the "Securities") pursuant to the Indenture, dated as of December 16, 1997, as amended by the Third Supplemental Indenture, dated as of July 23, 1999 and the Sixth Supplemental Indenture, dated as of June 12, 2000, and as supplemented by the Seventh Supplemental Indenture, dated as of December 3, 2001 (the "Indenture"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee").

     In connection therewith, we have examined (a) the Registration Statements on Form S-3 (File Nos. 333-61817 and 333-39640), as amended (the "Registration Statements") filed by the Company and the other related registrants with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), (b) the prospectus of the Company dated June 19, 2000, as supplemented by a prospectus supplement, dated November 26, 2001, relating to the Securities, as filed in final form with the Commission on November 27, 2001, pursuant to Rule 424(b) under the Act (the "Prospectus") and
(c) the Indenture. In addition, we have examined the originals (or copies certified or otherwise identified to our satisfaction) of such other agreements, instruments, certificates,


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The Allstate Corporation
November 30, 2001
Page 2


documents and records and have reviewed such questions of law and made such inquiries as we have deemed necessary or appropriate for the purposes of the opinions rendered herein.

     In such examination, we have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all such documents submitted to us as copies and the authenticity of the originals of such latter documents. We have also assumed that the books and records of the Company are maintained in accordance with proper corporate procedures. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid agreements, instruments, certificates, documents and records and upon statements and certificates of officers and representatives of the Company and public officials.

     Based upon the foregoing, and subject to the limitations, qualifications and assumptions stated herein, we are of the opinion that:

     The Securities have been duly authorized and (assuming their due authentication by the Trustee) when they have been duly executed, issued and delivered, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture.

     The opinions rendered herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States.

     We consent to the filing of this opinion as an exhibit to the Company's Current Report on Form 8-K dated November 30, 2001, which is incorporated by reference into the Registration Statements and the Final Prospectus and to the use of our name under the caption "Legal Opinions" contained in the Final Prospectus. In giving our consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.



                                      Very truly yours,

                                      /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.




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